UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2025

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2025, John C. Malone, Chairman of the Board and a member of the Board of Directors (the “Board”) of Liberty Media Corporation (“Liberty Media” or the “Company”), notified the Company that, effective  December 31, 2025, he will be stepping down from these roles and will transition to the role of Chairman Emeritus of the Company effective January 1, 2026.  Liberty Media’s Vice Chairman of the Board, Robert R. Bennett, will assume the role of Chairman of the Board of the Company effective January 1, 2026.

In connection with Mr. Malone’s resignation from the Board, Mr. Malone will also resign as a member of the Executive Committee of the Board.  Following Mr. Malone’s resignation, the Executive Committee of the Board will be comprised of Mr. Bennett, Derek Chang and Chase Carey.  Additionally, in connection with Mr. Bennett’s appointment as Chairman of the Board, the Board approved a decrease in the size of the Nominating and Corporate Governance Committee of the Board to two members effective January 1, 2026, such that its members will be M. Ian G. Gilchrist and Andrea L. Wong, with Ms. Wong serving as the chair of the Nominating and Corporate Governance Committee of the Board.

Mr. Malone currently serves as a Class III director.  As a result of Mr. Malone’s resignation, the Board has approved a reduction in the size of the Board from nine directors to eight directors, to become effective January 1, 2026 (the “board size reduction”).  As a result of and effective upon the board size reduction, Class III of the Board will consist of two directors and each of Class I and II will consist of three directors. Mr. Malone’s decision to retire as a director of the Company is not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Item 7.01. Regulation FD Disclosure.

On October 29, 2025, Liberty Media issued a press release regarding Mr. Malone’s transition described in Item 5.02 above.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 29, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2025

LIBERTY MEDIA CORPORATION

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary

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